UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 25, 2007

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2007, the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") elected Alan Kane to serve as a Class III director effective immediately until the next Annual Meeting of Stockholders.  Mr. Kane is independent and was appointed to the Compensation Committee.  In connection with his election, the Board approved a stock grant to Mr. Kane for services to be performed as a non-employee director, for a number of shares equal in value to $18,050, based on the closing value of the Company's stock on January 25, 2007, which was $32.39, resulting in the issuance of 557 shares under the Company's 2005 Stock Award and Incentive Plan.  Mr. Kane will be paid retainer amounts in accordance with the Company's director compensation policy, pro rata based on service dates.

ITEM 8.01.	Other Events
On January 25, 2007, the Company issued a press release announcing the election of Alan Kane as a new member of its Board of Directors. A copy of this press release is attached hereto as exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 25, 2007 announcing election of Alan Kane to Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: January 29, 2007	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 25, 2007 announcing election of Alan Kane to Board of Directors

* Such Exhibit is being "furnished" (not filed) pursuant to Item 8.01 of the Current Report on Form 8-K.